                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement     [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                        DIALYSIS CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required.
 [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)     Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

  2)     Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

  4)     Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

  5)     Total fee paid:

         -----------------------------------------------------------------------

 [ ]     Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:

         -----------------------------------------------------------------------

  2)     Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

  3)     Filing Party:

         -----------------------------------------------------------------------

  4)     Date Filed:

         -----------------------------------------------------------------------

                        DIALYSIS CORPORATION OF AMERICA

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 11, 1997

                                ----------------
To Shareholders:

         The Annual Meeting of Shareholders of DIALYSIS CORPORATION OF AMERICA (the "Company") will be held at the Don Shula Hotel, 15255 Bull Run Road, Miami Lakes, Florida on Wednesday, June 11, 1997 at 4:00 p.m., for the following purposes:

         1. To elect three members to the Board of Directors to serve until the next Annual Meeting of Shareholders; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 18, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your copy of the Annual Report of the Company for 1996 is enclosed.

         You are cordially invited to attend the Annual Meeting of Shareholders.



                                        By Order of the Board of Directors
                                        LAWRENCE E. JAFFE
                                        Secretary


Hialeah, Florida
May  2, 1997

                        DIALYSIS CORPORATION OF AMERICA
                             2337 West 76th Street
                             Hialeah, Florida 33016

                               ------------------

            Information Statement for Annual Meeting of Shareholders
                                 June 11, 1997

                               ------------------

Matters to be Considered at the Meeting

         This Information Statement and the Company's Annual Report to Shareholders for the year ended December 31, 1996, anticipated to be mailed on or about May 2, 1997, is solicited by and on behalf of the Board of Directors of Dialysis Corporation of America, a Florida corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 11, 1997, at the Don Shula Hotel, 15255 Bull Run Road, Miami Lakes, Florida at 4:00 p.m., including any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

         The Company will request brokers, nominees, fiduciaries and custodians to forward this Information Statement and the Company's Annual Report to their principals and beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding such materials.

Record Date

         The Board of Directors has fixed the close of business on April 18, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record on that date are entitled to vote at the meeting.

Voting Securities

         As of April 18, 1997 there were outstanding and entitled to be voted at the Annual Meeting, 3,588,844 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares is needed for a quorum and a plurality of the votes cast is necessary to effectuate election of the directors. A majority of shares represented at the meeting is sufficient to effectuate any other matter that may properly come before the meeting, except as otherwise required by applicable law. The Company's parent, Medicore, Inc. ("Medicore" or the "Parent"), intends to vote its 2,410,622 shares of the Company's Common Stock, or approximately 67% voting equity of the Company, in favor of election of each of the three (3) nominees for directors (see "Election of Directors"), thereby assuring the election of the three nominees.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         The following table sets forth as of April 18, 1997, the names and beneficial ownership of the equity securities of the Company and its subsidiaries and of Medicore, the Parent, for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table (see "Executive Compensation") and for shareholders known to the Company to beneficially own more than 5% of its voting securities.

                                                      Amount and Nature of Beneficial Ownership(1)
                                          -------------------------------------------------------------------
                                          Dialysis                              Medicore
                                           Common                               Common
 Name                                       Stock            %(2)(3)             Stock                %(2)(4)
 ----                                     --------           -------            --------              -------
Medicore, Inc.                           2,410,622            67.2%                 --                   --
2337 W. 76th St
Hialeah, FL 33016

Thomas K. Langbein                       2,460,622(6)         67.1%             1,074,814               18.8%
c/o Medicore, Inc.
777 Terrace Avenue,
Hasbrouck Heights, New Jersey 07604

Bart Pelstring                              50,000(8)          1.4%                85,000(9)             1.5%
c/o Dialysis Corporation of America
402 Marvel Court
Easton, MD 21601

Michael Duke                                10,000(8)           *                   --                     0%
2 West Market Street
Suite 509
West Chester, PA 19382

All directors and
executive officers
as a group (5 persons)                   2,533,122(5)(6)      69.1%             1,225,864               21.3%



*less than 1 %

----------

(1) Based upon information furnished to the Company by either the directors and officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold sole voting and dispositive power with respect to the shares of Common Stock except as noted herein.

(Notes continued on following page)

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any security which such person or group of persons has the right to acquire within 60 days of April 18, 1997 is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)      Based on 3,588,844 shares of Common Stock outstanding. Does not include
         (i) options for 193,500 shares of the Company's Common Stock reserved for issuance upon exercise of the outstanding options under the 1995 Plan; and (ii) options for 15,000 shares of the Company's Common Stock reserved for issuance upon exercise of outstanding options granted to medical directors in 1996. See Note (2) and "Executive Compensation - Options, Warrants or Rights."

(4) Based on 5,456,940 shares outstanding. Does not include 807,000 shares of common stock underlying options granted in April, 1995 under Medicore's 1989 Stock Option Plan, which options are not transferable and are exercisable for 50% of the option on or after April 18, 1996 and the balance one year thereafter. See Note (2) and "Executive Compensation - Options, Warrants or Rights."

(5) Officers and directors of Medicore, including those directors of the Company and Medicore who may be shareholders of each company, except Thomas K. Langbein (see Note (6)), disclaim any indirect beneficial ownership of the Company's Common Stock through Medicore's 67.2% ownership of the Company.

(6) Includes (i) Medicore's 2,410,622 share ownership, by virtue of his position with the Company and Medicore and his stock ownership of Medicore, which may deem Mr. Langbein to have beneficial ownership of such shares through shared voting and investment power with respect to Medicore's ownership of the Company; Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 453,000 shares of the Company (12.6%); and (ii) Company options for 50,000 shares. See Note (2) and "Executive Compensation - Options, Warrants or Rights."

(7) Includes (i) 15,700 shares each held in the names of Mr. Langbein's two children who are of majority age but live in the same household, to which Mr. Langbein disclaims beneficial ownership; and (ii) 250,000 shares underlying options exercisable 50% on April 18, 1996 with the balance on April 18, 1997 at an exercise price of $2.38 per share through April 17, 2005. Does not include an option to acquire up to 400,000 shares of common stock in lieu of a lump sum payment, which option is not presently exercisable except in the event of a change in control of Medicore. See Note (4) and "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" and "Options, Warrants or Rights" under the caption "Executive Compensation."



(Notes continued on following page)

(8)      All Shares underlying the 1995 Plan Options. See Note (3).

(9) Includes (i) 30,000 shares underlying an options for exercisable 50% on April 18, 1996 with the balance exercisable on April 18, 1997 at $2.38 per share through April 17, 2005, which becomes fully exercisable in the event of a change in control of Medicore. See Note (4) and "Executive Compensation-Options, Warrants, or Rights."

                             ELECTION OF DIRECTORS

         At the Annual Meeting, shareholders will elect three directors to serve for a one year term and until each of their successors is elected and qualified. The By-Laws of the Company provide that the Board of Directors shall not be less than two nor more than six persons, and since less than the maximum number of directors are to be elected, which is permissible pursuant to the Company's By-Laws, shareholders cannot vote for a greater number of persons than the number of nominees named. The By-Laws, as presently constituted, provide that the majority of directors have the right to appoint candidates to fill any vacancies on the Board, whether through death, retirement or other termination of a director, or through an increase in the Board. At such time that qualified candidates are available to serve, the majority of the Board, although less than a quorum, or by a sole remaining director, may appoint such person(s) to fill the vacancy now existing. When appointed, such director shall then serve for the remainder of the term.

         The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect the three directors. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of Common Stock held in his name. Medicore owns 67.2% of the voting stock of the Company and intends to vote all of its Common Stock in favor of the election of the persons named below as nominees for directors, thereby assuring the election of the three nominees. The nominees have consented to be named herein and to serve on the Board of Directors. If any nominee is unable to serve as a director (which presently is not anticipated), the Common Stock will be voted for such substituted nominee as may be designated by the present Board of Directors. The three nominees for directors are current directors. There is no nominating committee with nominations for director considered by the entire Board of Directors.

         For additional information concerning the nominees for the Board of Directors, including compensation and share ownership, see "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and "Certain Relationships and Related Transactions."


                                             Current Position
Name                        Age           and Areas of Responsibility           Position Held Since
----                        ---           ---------------------------           -------------------
Thomas K. Langbein          51             Chairman of the Board and                    1982
                                              Chief Executive Officer                   1990

Bart Pelstring              56              President                                   1986
                                              and Director                              1985

Michael Duke                40              Director                                    1995


         THOMAS K. LANGBEIN has been affiliated with the Company since March, 1980 when he was appointed Chairman of the Board of Directors and President. Mr. Langbein relinquished the position of President in September, 1986 when he was appointed as Chief Executive Officer of the Company. He is Chairman of the Board and Chief Executive Officer of each of the Company's subsidiaries. Mr. Langbein is also the Chairman of the Board, Chief Executive Officer and President of Medicore, the parent of the

Company. He is the Chairman of the Board and Chief Executive Officer of Techdyne, Inc. ("Techdyne") a 63% owned public subsidiary of Medicore engaged in the manufacturer, assembly and distribution of electronic and electro-mechanical components. Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc., ("Todd") a broker-dealer registered with the Securities and Exchange Commission and a member of the NASD. Mr. Langbein devotes most of his time to the affairs of the Company, Medicore and Techdyne. See "Certain Relationships and Related Transactions" of the Company's definitive Information Statement relating to the Annul Meeting of Shareholders to be held on June 11, 1997, incorporated herein by reference.

         BART PELSTRING has been affiliated with the Company since 1976. Mr. Pelstring was appointed Vice-President of Operations in March, 1980 and served in that capacity until September, 1986 when he was appointed as President of the Company, which position as well as director (elected in July, 1985) he holds with the Company's subsidiaries. Mr. Pelstring is a founding member of the National Renal Administrators Association and was the founder and president of the Florida Renal Administrators Association.

         MICHAEL C. DUKE served as Vice President and general counsel to Renal Treatment Centers, Inc., a competitor of the Company, from 1989 through 1994. Mr. Duke is a partner of Duke & Duke, a law firm in West Chester, Pennsylvania. Mr. Duke has experience and expertise in the dialysis industry and its regulation.

         There is no family relationship between and any officer or director of the Company.

         The term of office for directors and officers of the Company is one year. The audit committee consists of Messrs. Langbein and Ouzts, both of whom are officers (Mr. Langbein is also Chairman of the Board) of the Company and are officers and/or directors of and employed by Medicore. Therefore, they are not deemed independent. By virtue of their relationship, the audit committee does not formally meet, but has ongoing informal communications. See "Principal Shareholders" and "Certain Relationships and Related Transactions." The responsibilities of the audit committee include recommending to the Board of Directors the firm of independent accounts to serve the Company, reviewing the independent accountants' reports, services and results of audit, and reviewing the scope, results and adequacy of the internal control procedures. The Company has no compensation, nominating or stock option committee since the Board is of such a size that it can deal with these matters as a whole.

         Since the Company completed its public offering in April, 1996, it has held six meetings of its Board of Directors, including action by unanimous written consent. All the directors participated at all the meetings.

         No director or any committee member has received any compensation for acting as such. The By-laws provide for the payment of and the Company pays the reasonable expenses for directors' attendance at meetings. In lieu of any such compensation or per meeting fees to directors for acting as such, the Company has provided directors, among others, with options to purchase Common Stock of the Company at fair market value as of the date of grant. See "Executive Compensation-Options, Warrants or Rights" and "Security Ownership of Certain Beneficial Owners and Management."

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last two fiscal years ended December 31, 1996 for services in all capacities for its Chief Executive Officer. No principal executive officer received a total annual salary and bonus from the Company which exceeded $100,000.

                           Summary Compensation Table

                                            Annual Compensation            Long Term Compensation Awards
                                            -------------------            -----------------------------
            (a)                              (b)         (c)           (e)                     (f)

                                                                                             Securities
                                                                                             Underlying
                                                                                           Options/SARs(#)
                                                                    Other Annual          ------------------
Name and Principal Position                  Year    Salary($)      Compensation($)       Company   Medicore
---------------------------                  ----    ---------      ---------------       -------   --------
Thomas K. Langbein, CEO....                  1996    65,000(1)             5,000(2)        -----    250,000(3)
                                             1995    58,000(1)             5,000 (2)      50,000    250,000(3)

--------------

(1) Annual compensation paid by Medicore, which was $262,000 (including a $25,000 bonus) and $230,100 respectively, for fiscal 1996 and 1995. Does not include the June, 1996 Medicore forgiveness of a promissory note in the amount of $94,200 (including interest) for an option exercise for Medicore common stock by Mr. Langbein in 1994. See "Options, Warrants or Rights" below and Note (4) to "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values" table below. Amounts reflected in the Summary Compensation Table is the compensation allocated to the Company in proportion to the time spent on behalf of the Company.

(2) Automobile allowance and related expenses, and life and disability insurance premiums paid by Medicore amounted to $24,800 and $26,100, respectively for 1996 and 1995. As part of the general corporate overhead allocation, the amounts in the Summary Compensation Table reflect that portion allocated to the Company.

(3) The $3.00 exercise price of the options for 250,000 shares of Medicore common stock granted in 1995 was reduced in December, 1996 to $2.38, its then fair market value, and is deemed a new grant of options. See "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Options/SAR Values" under the caption "Options, Warrants or Rights."

         Since 1980, no executive officer of the Company received any direct compensation from the Company with the exception of Bart Pelstring, President and director of the Company, whose current annual salary is $77,500 with additional perquisites of a $100,000 term life insurance policy and auto allowances for fuel, repairs, and maintenance. For the year ended December 31, 1996, Mr. Pelstring's perquisites amounted to $8,200. Mr. Pelstring has no employment agreement with the Company. Does not include the June, 1996 Medicore forgiveness of a promissory note in the amount of $21,700 (including interest) for an option exercise for Medicore common stock by Mr. Pelstring in 1994. See "Options, Warrants or Rights" below and Note (4) to "Aggregated Option/SAR Exercises In Last Fiscal Year and

FY-End Option/SAR Values" table below.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Langbein has an employment agreement with Medicore through May 31, 1999 at an annual salary of $220,000 with yearly increases in increments of no less than $10,000 which increases Mr. Langbein had waived for the last three years. In June, 1995 the $10,000 yearly increment went into effect.

         The Medicore employment agreement provides upon his death three years full salary to his children or other designee of Mr. Langbein. The employment agreement provides for reimbursement of reasonable business expenses and full salary for the remainder of the term of the employment agreement in the event of disability. Medicore maintains an income disability insurance policy for Mr. Langbein. The agreement also provided for life insurance, of which Medicore was the owner and beneficiary of a $500,000 policy, recently assigned to Mr. Langbein. Medicore also maintains a $750,000 whole life insurance policy and a $350,000 term policy insuring the life of Mr. Langbein with Mr. Langbein as the owner of the policies. His former wife is beneficiary of the term policy and of $200,000 of the whole life policy, with his two children beneficiaries to the balance of the whole life policy. Most life insurance is obtained through George Langbein, his brother, who is an independent sales representative for the Company. See "Certain Relationships and Related Transactions."

         Based upon any wrongful termination of his employment agreement, which includes changes in control of Medicore through an acquiring person (any person who has acquired or announces a tender offer or exchange for 25% of Medicore), a sale of substantially all of the assets or merger, acquisition of Medicore or its consolidation with another, or certain types of board changes, Medicore shall pay Mr. Langbein a lump sum payment, based upon his then compensation, including benefits and perquisites, for the next three years from such termination. At Mr. Langbein's option, he may elect, in lieu of any such lump sum payment, to take common stock of Medicore equivalent to such lump sum payment based upon the lowest closing price of the stock as reported by the principal stock exchange upon which the shares are then trading, or if the trading is then in the over-the-counter market, presently trading on the Nasdaq SmallCap Market, then as reported by Nasdaq or other inter-dealer quotation medium, within 30 days of such wrongful termination or change in control. Medicore has reserved up to 400,000 shares of its common stock for such option to Mr. Langbein. Medicore has granted Mr. Langbein one time demand and five year "piggy-back" registration rights with respect to the shares Mr. Langbein may obtain upon any wrongful termination with or change in control of Medicore in lieu of any lump sum payment as provided in the employment agreement. Such registration of the stock of Medicore would be at the sole cost and expense of Medicore except with respect to Mr. Langbein's legal fees and commissions or discounts upon sale of such stock. The employment agreement also contains a two
(2) year non-competition provision within a 20 mile radius of Medicore's primary operation in Florida. Medicore has the right, upon Mr. Langbein's termination, to request further non-competition by Mr. Langbein in the United States for consideration of $4,000 per month, increasing 5% in any twelve-month period. Medicore also provides Mr. Langbein with an automobile allowance of $850 per month.

         Certain executive personnel and administrative facilities of the Company, Medicore and Techdyne were common for fiscal 1996, and to that extent, certain corporate overhead of these companies were shared equitably. Messrs. Langbein, an officer and director of the Company, Medicore and Techdyne, and Ouzts, an officer of each company, divide a portion of their time and effort to each company and their compensation was allocated proportionately. See "Executive Compensation" above and "Certain

Relationships and Related Transactions."

COMPENSATION OF DIRECTORS

         STANDARD ARRANGEMENTS

         No fees are paid to any director of the Company for acting in such capacity. Directors are reimbursed for expenses for attending meetings.

         NON-STANDARD ARRANGEMENTS

         The Company and Medicore have provided options to directors, among other executives, consultants and employees. No options were granted to executives or employees of the Company in 1996. Medicore options granted in 1995, of which Messrs. Langbein and Pelstring were optionees, had their exercise price reduced in December, 1996 from $3.00 per share to $2.38 per share, the fair market value at that time. See the table "Aggregated Options/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values" below under "Options, Warrants or Rights" and "Security Ownership of Certain Beneficial Owners and Management" above.

OPTIONS, WARRANTS OR RIGHTS

         In November, 1995, the Board of Directors and shareholders adopted the 1995 Dialysis Corporation of America Stock Option Plan (the "1995 Plan") pursuant to which 250,000 shares of Common Stock are reserved for issuance at fair market value on the date of grant of the options. The 1995 Plan is for a period of five years, expiring on November 9, 2000. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 1995 Plan may be exercisable for up to five years, may require vesting, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of the Company as defined in the 1995 Plan and are exercisable only by the participant during his lifetime. Change in control includes (i) the sale of substantially all the assets of the Company or its merger or consolidation with another, or (ii) a majority of the Board changes other than by election of shareholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation, or (iii) a person or group acquires 25% or makes a tender offer for 25% of the Company's outstanding shares.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for nine months from such occurrence but not beyond the option's expiration date. Other termination gives the participant 30 days to exercise except for termination for cause which results in the option becoming immediately null and void.

         Options granted under the 1995 Plan, at the discretion of the Board, may be exercised either with cash, Common Stock having a fair market value equal to the cash exercise price, the participant's personal recourse note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

         There are presently outstanding under the 1995 Plan options to 24 officers, directors, employees, and advisors of the Company and its subsidiaries for 193,500 shares of Common Stock exercisable at $1.50 per share through November 2, 2000. The exercise price of all options is 100% of the fair market value of the Common Stock on the date of grant, which, since there was no market for the Company's securities at that time, was determined primarily on the book value of the Common Stock on the date of grant.

         To date options for 6,000 shares of Common Stock have been exercised. The 1995 Options were granted under Rule 701 of the Securities Act. Notwithstanding subparagraph (c) of that rule which allows sales of any amount of Common Stock obtained by non-affiliates upon exercise of their options, and limited sales of such Common Stock acquired by affiliates upon exercise of their Options under Rule 144 of the Securities Act exclusive of the one year holding period, all optionees are required to hold any Common Stock purchased upon exercise of their Options until April 16, 1997.

         In August, 1996, the Board of Directors approved and issued non-qualified stock options for 15,000 shares of Common Stock, options for 5,000 shares each, to the medical directors of its three dialysis centers. These options are not part of the 1995 Plan, and are immediately exercisable at $4.75 per share through August 18, 1999. If the medical director ceases affiliation with the Company or with the professional association approved to act as medical director of a particular dialysis center, or by reason of death, permanent disability or retirement at 65 years of age, such options are exercisable for six (6) months from such occurrence, but not beyond the expiration date of the option. Other termination gives the optionee 30 days to exercise except for termination for cause which results in the option being immediately null and void. The 1996 options may only be exercised for cash. To date none of the these options have been exercised.

         In December, 1996, Medicore modified the exercise price of its 807,000 options from $3.00 per share to $2.38 per share. Messrs. Langbein and Pelstring were optionees and such repricing is deemed a new grant of options and is reflected in the "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values" table below.

              Aggregated Option/SAR Exercises In Last Fiscal Year
                          and FY-End Option/SAR Values


  (a)                             (b)                (c)             (d)                    (e)
                                                                  Number of              Value of
                                                                  Securities             Unexercised
                                                                  Underlying            In-the-Money
                                                                  Unexercised           Options/SARs
                                                                  Options/SARs           at FY-End
                                                                   at FY-End (#)             ($)
                             Shares Acquired      Value Realize    Exercisable/         Exercisable/
Name                           on Exercise(#)          ($)        Unexercisable         Unexercisable
----                         ----------------     -------------   -------------         -------------
Thomas K.Langbein, CEO
    Company Options                 -0-                -0-      50,000 (exer.)(1)       81,500(exer.)(2)
    Medicore Options                -0-                -0-      250,000 (exer.)(3)      30,000(exer.)(4)

Bart Pelstring
    Company Options                 -0-                -0-      50,000 (exer.)(1)       81,500(exer.)(2)
    Medicore Options                -0-                -0-      30,000 (exer.)(3)        3,600(exer.)(4)


----------

(1) Company options granted in November, 1995 under the 1995 Plan, exercisable at $1.50 per share through November 9, 2000. See discussion above under "Options, Warrants or Rights."

(2) The value of the Company's in-the-money options was determined by the difference between the exercise price and the average value of the bid and asked prices of the Common Stock as reported by Nasdaq on December 31, 1996, which was $ 3.13.

(3) The options are exercisable, 50% on or after April 18, 1996 and in full on or after April 18, 1997.

(4) The value of the Medicore in-the-money options was determined by the difference between the exercise price (reduced from $3.00 per share, which would have made the options out-of-the-money, to $2.38 per share on December 30, 1996) and the closing price of the Common Stock on the Nasdaq National Market on December 31, 1996, which was $2.50. Medicore issued (i) five year options in April, 1987 for 242,000 shares exercisable at $3.13 per share, of which Messrs. Langbein and Pelstring were recipients of options for 147,000 shares and 10,000 shares, respectively; (ii) five year options in July, 1988 for 178,000 shares exercisable at $2.88 per share, of which Messrs. Langbein and Pelstring were recipients of options for 53,000 shares and 15,000 shares, respectively; and (iii) five year options in February, 1989 for 170,000 shares exercisable at $2.75 per share, of which Mr. Langbein was a recipient of options for 50,000 shares, and no options granted to Mr. Pelstring. On May 22, 1989, all the options had their exercise prices reduced to $2.13, the then market price as reported by the American Stock Exchange where the Medicore common stock traded; and on December 18, 1990 all the options were canceled. On January 4, 1991, Medicore issued restricted common stock vesting equally 1/12th over the year to its and certain of its subsidiaries' executive officers, including Messrs. Langbein and Pelstring in the amounts of 250,000 shares and 25,000 shares, respectively. Termination, other than voluntarily or for cause, gave the grantee the right to purchase the non-vested shares at $.75 per share, the then market price of the Medicore common stock as traded on and reported by the American Stock Exchange. In September, 1992 five year options were granted for 480,000 shares exercisable at $.69 per share, of which Messrs. Langbein and Pelstring were recipients of options for 130,000 shares and 30,000 shares, respectively. These options were exercised for cash at par value ($.01 per share) and a three year non-recourse promissory note collateralized by the common stock with interest at 5.36%, which indebtedness was forgiven on June 5, 1996, $94,200 (including interest) for Mr. Langbein and $21,700 (including interest) for Mr. Pelstring. See "Executive Compensation." These options and shares were granted as compensation and incentives, and it was the opinion of Medicore's board of directors that since directors (other than those directors who were also executive officers and received a salary) did not receive any compensation, which is not the norm for most public corporations, for acting as directors and/or committee members, it was reasonable and appropriate to so modify the option exercise prices over the years, which modifications were not deemed material and were always restructured at the then fair market value of the publicly traded securities, so as to preserve incentive and award benefits of such securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, incorporated in 1976, was owned by Medicore, 100% of class A common stock, now the Common Stock, and by Todd, 100% of class B common stock (1/10 voting rights), which were canceled in December, 1993. In 1980, Medicore, then owning 73% of the Company, effected an exchange offer for the Company's securities resulting in its ownership of the Company becoming 99.1%. Upon completion of the Company's public offering of Common Stock and Warrants in April, 1996, Medicore owned approximately 67% of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Todd, a broker-dealer, was and continues to be owned by Thomas K. Langbein, Todd's sole officer, director and shareholder, and the Chairman of the Board and Chief Executive Officer of the Company, Medicore (of which parent he is also the President), and Chairman of the Board of Techdyne and other affiliated corporations. See "Management."

         In 1977, the Company became a public company through a merger with Premium Acceptance Corporation ("PAC"), a licensed insurance premium and second mortgage company, underwritten by Todd in 1975. The Chairman of the Board of Directors and President of PAC was Anthony C. D'Amore, a current director of Medicore and Techdyne, and the former owner of the A.C. D'Amore Insurance Agency, which sold most of the Company's, Medicore's and Techdyne's insurance coverages until that agency was sold by Mr. D'Amore in 1992. Mr. D'Amore acts as consultant to the purchaser of his insurance agency and continues to receive commissions for Medicore but not the Company. The aggregate annual premiums for such insurance were approximately $189,000, $179,000 and $147,000 for the years ended December 31, 1996, 1995 and 1994, respectively, of which $5,000, $6,000 and $13,000 respectively, were paid by the Company. In addition, the Company, Medicore and Techdyne obtained group health insurance coverage and several executive and key employee life insurance policies through George Langbein, brother of Thomas K. Langbein. This insurance includes $100,000 term life insurance covering and owned by Bart Pelstring, President and director of the Company. George Langbein is affiliated as an independent sales representative with Medicore's public subsidiary Techdyne. Medicore also pays for $750,000 of whole life insurance and $350,000 of term life insurance owned by Thomas K. Langbein. Medicore owned a $500,000 life policy on the life of Thomas K. Langbein, which it recently assigned to Mr. Langbein. See

"Management - Executive Compensation." Premiums on these coverages totaled approximately $327,000, $311,000 and $313,000 for the years ended December 31, 1996, 1995 and 1994, respectively, of which $75,000, $67,000 and $59,000, respectively, were paid by the Company. Management is of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties. Mr. D'Amore is also registered as a part-time account executive with Todd, although he has not been active in the securities industry for many years.

         Certain of the officers and directors of the Company are officers and/or directors of Medicore and its affiliates. Thomas K. Langbein is Chairman of the Board of the Company, Techdyne and Medicore and Chief Executive Officer and President of the latter, and an officer and director of Medicore's subsidiaries. Mr. Langbein is President, sole shareholder and director of Todd. Daniel R. Ouzts is Vice President, Treasurer and Controller of the Company and Medicore and Vice President and Controller of Techdyne. See "Management." Lawrence E. Jaffe is Secretary and general counsel to the Company and Medicore and is general counsel to Techdyne. He is the beneficial owner of approximately 3.6% of Medicore's stock. Mr. Jaffe receives a substantial portion of his fees from Medicore, the Company and Techdyne, which for the year ended December 31, 1996 were approximately $107,000, $63,000 and $32,000, respectively. Mr. Jaffe also holds options for 50,000 shares of Common Stock of the Company exercisable through November 9, 2000, at $1.50 per share. See "Management - Options, Warrants or Rights." He also has options to purchase 30,000 shares of Common Stock of Techdyne, 20,000 shares exercisable through May 24, 1999 at $1.00 per share and 10,000 shares exercisable through February 26, 2000 at $1.75 per share.


         In addition, certain of the accounting personnel and administrative facilities of Medicore and its subsidiaries, including the Company, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged by Medicore to the Company which was deducted from the intercompany receivable from Medicore, amounted to approximately $240,000 for each of the years ended December 31, 1996, 1995 and 1994. See Note 4 to "Notes to Consolidated Financial Statements." Utilization of personnel and administrative facilities in this manner enables Medicore to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is the opinion of management that these services are on terms as favorable as obtainable from unaffiliated parties.

         In December, 1988, DSF, a subsidiary of the Company, was formed to develop and operate the Fort Walton Beach, Florida dialysis facility. The Company owns 80% of DSF and the Medical Director of that facility has a 20% interest in DSF and is its Vice President. During DSF's formation, the Company contributed $300,000 to it, and the Medical Director contributed contracts for acute dialysis services at four hospitals in Florida, one of which remains, and his agreement and leases for operating the Fort Walton Beach, Florida dialysis center. Many of the Medical Director's patients became patients of DSF. The Medical Director of DSF is employed under a five year renewed contract expiring October 31, 1999 with the right to earlier terminate the agreement on October 31, 1997, which the Medical Director has opted to do. The Medical Director received $60,000 from the Company in 1989 for reimbursement of his expenses relating to the establishment of the Fort Walton Beach, Florida dialysis facility.

         DSP-L, a wholly-owned subsidiary of the Company, is leasing its dialysis center from the

Company under a five year net lease expiring November 30, 2000 at $60,000 per annum, reduced to $33,730 per annum effective May, 1996, plus applicable taxes, utilities, insurance and its proportionate share of related operating costs. Management is of the opinion that the rental is on terms as favorable as can be obtained from unaffiliated parties.

         The Company had been advancing funds to Medicore for working capital requirements which advances had an outstanding balance of $4,263,000 at September 30, 1995. This sum was not evidenced by a note, and bore interest at the short-term U.S. Treasury bill rate. On October 4, 1995, Medicore repaid $1,000,000 of the intercompany indebtedness, which was further reduced in November, 1995, when the Company declared a 50% stock dividend and thereafter a $1.30 per Share dividend, which was effected by paying the .9% shareholders approximately $29,000 and effecting a reduction of the Medicore debt by approximately $3,134,000. As a result of cash transfers from Medicore and corporate overhead allocations there was an intercompany indebtedness due from the Company to Medicore of approximately $370,000 at December 31, 1996.

         All future transactions between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from independent, unaffiliated parties and will be approved by a majority of the independent, disinterested directors of the Company.

                                    AUDITORS

         The Board of Directors pursuant to the recommendation of the Audit Committee has reappointed Ernst & Young LLP as its independent accountants to audit the financial statements of the Company for the current fiscal year. That firm has acted as accountants for the Company and its parent since 1978. The Company also files consolidated financial statements with Medicore.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired to do so. The representative will also be available to respond to appropriate questions from any shareholder present at the meeting.

                             SHAREHOLDER PROPOSALS

         Any shareholder proposal to be considered by the Company for inclusion in the 1998 Information Statement must be received by the Company not later than February 11, 1998. Any such proposal should be sent to Lawrence E. Jaffe, Secretary of the Company, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any such proposal should provide the proposer's intention to present the proposal for action at the meeting, and must comply with Item 4 of Schedule 14C of the rules of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

         Management is not aware of any other matter to be presented for action at the Annual Meeting other than the election of directors, Item 1 in the accompanying Notice of Annual Meeting of Shareholders, and management does not intend to bring any other matter before the Meeting.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THE SECRETARY OF THE COMPANY, LAWRENCE E. JAFFE, 777 TERRACE AVENUE, HASBROUCK HEIGHTS, NEW JERSEY 07604, A COPY OF THE FINANCIAL SCHEDULES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (COPIES OF WHICH ANNUAL REPORT ARE INCLUDED WITH THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND INFORMATION STATEMENT) WILL BE PROVIDED WITHOUT CHARGE.

                                            By Order of the Board of Directors


                                            LAWRENCE E. JAFFE
                                            Secretary

MAY 2, 1997